As filed with the Securities And Exchange Commission on January 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

51 Discovery, Suite 150

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

2010 Employment Inducement Award

(Full title of the plans)

Chun K. Hong

President, Chief Executive Officer and Chairman of the Board

51 Discovery, Irvine, CA 92618

(Name and address of agent for service)

(949) 435-0025

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	100,000	$5.095	$509,500	$36.33

(1)

In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c), based on the average of the high and low sales prices of the Company’s Common Stock as reported on the Nasdaq Global Market on January 4, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering a total of 100,000 shares of the Registrant’s common stock, par value $0.001 per share, for future issuance upon exercise of stock options granted pursuant to a Stock Option Agreement dated as of January 4, 2010 between the Registrant and Steve McClure.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to the employee as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933 (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the Commission (File No. 1-33170):

•      the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009;

•      the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 4, 2009, July 4, 2009, and October 3, 2009;

•      the Company’s Current Reports on Form 8-K filed on January 30, 2009, June 4, 2009, September 21, 2009, November 2, 2009, and December 2, 2009 (Date of Report:  November 25, 2009) and portions of the Company’s Current Report on Form 8-K filed on May 28, 2009 and December 2, 2009 (Date of Report:  December 1, 2009); and

•      the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.

The Registrant’s restated certificate of incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.  In addition, the Registrant’s amended and restated bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law and authorize the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability, or loss, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or Delaware law.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers (the form of which is filed as Exhibit 10.12 to the Registrant’s Registration Statement No. 333-136735 on Form S-1 filed with the SEC on August 18, 2006, as amended).  These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Reference is made to the Exhibit Index.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 16th day of December, 2009.

NETLIST, INC.

By:	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer
and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Netlist, Inc., hereby severally constitute and appoint Chun K. Hong and Gail Itow, and each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Chun K. Hong	President, Chief Executive Officer and	December 16, 2009
Chun K. Hong	Chairman of the Board (Principal Executive Officer)

/s/ Gail Itow	Vice President and Chief Financial Officer	December 16, 2009
Gail Itow	(Principal Financial and Accounting Officer)

/s/ Nam Ki Hong	Director	December 16, 2009
Nam Ki Hong

/s/ Thomas F. Lagatta	Director	December 16, 2009
Thomas F. Lagatta

/s/ Alan H. Portnoy	Director	December 16, 2009
Alan H. Portnoy

EXHIBIT INDEX

4.1

Restated Certificate of Incorporation (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

4.2	Amended and Restated Bylaws (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

*4.3	Stock Option Agreement dated as of January 4, 2010 by and between the Company and Steve McClure.

*5.1	Opinion of Bryan Cave LLP.

*23.1	Consent of KMJ Corbin & Company LLP.

*23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page hereto).

* Filed herewith